EXHIBIT 10.1

Lease Agreement

Party A: Taizhou Sunny Agricultural Development Co., Ltd.
Party B: Yaboo Agriculture (TAIZHOU) CO., LTD.

According to The People's Republic of China on Economic Contracts Law and other relevant laws/regulations, after friendly consultation by both Partys, in line with the principles of equality and mutual benefit, on the leasing eco-restaurant issues, both Partys have agreed on the following:

1	Leasing areas (see attachment for details): Qilin Village staff dormitory and cafeteria.
2.	Leasing period: The agreement is in effect starting 2009-09-01, ending 2014-08-31. The lease may be renewed if both Partys come in to agreement.
3.	Rent and Payment method:
Annual Rent: From 2009-09-01 to 2014-08-31, the amount of rent per year is: RMB 400,000/yr; 500,000/yr; 700,000/yr; 700,000/yr; 700,000/yr;
Payment method: First 50% of the annual rent must be paid by September 1st of every year, and the second 50% of the annual rent must be paid off by February 28th of every year.
Party B must pay 200,000 RMB as down payment on the day the agreement is signed. After the agreement is in effect, the down payment can be used as part of the annual rent.
4.	Rights and obligations of both Parties:
(1) Party A's rights and obligation:
Party A has the right to overlook Party B in terms of managing the business legally, following the agreement. However, Party A cannot interference Party B's business plan/meetings, etc.
Party has the right to collect rent from Party B according to the listed payment due dates.
Party A has to give leasing areas and other relevant paper/report to Party B within 10 days after the agreement is in effect.
Party is responsible for all equipments, such as the central heater/conditioner.
Party is responsible for helping Party B to pass all relevant inspections.
Party B cannot install extra equipments without Party's permission.
(2) Party B's rights and obligation:
Party B has the right to manager the eco-restaurant following all relevant laws and regulations. All workers must be properly trained, in order to the restaurant in a nice, friendly environment.
Party B must pay all payments on time, and is responsibly for any debts, illegal activities starting the agreement effective date.
Party B is responsible for any damage of the equipment in the restaurant, staff dormitory and staff cafeteria. All repair fees goes to Party B.
Party B's rights and obligations cannot be transferred under others' name. If Party B default, Party B is responsible for any afterward math consequences.
Party B must strictly enforce the People's Republic of China Health Act and all relevant regulations. Party B has the full responsibility for any incidents, reports.
Party B has full responsibility in paying for all bills on time (including phone bill, electricity bill, etc.).

Party B must have Party A's permission before any extra installation to the restaurant. Party B has no right to remove any equipment from the restaurant after the agreement expires.
Party B must create rules and regulations in terms of sanitizing, health, safety, etc.
During the agreement, Party B cannot transfer, or rent the restaurant in any way.
5. The change, suspending, and renewal of the agreement:
(1). After the agreement is in effect, neither Party A nor Party B has the right to  change or end the agreement without an addition written agreement.
(2). If one of the Parties does not follow the agreement fully, the agreement may be stopped, and the guilty side must take full responsibility, including paying the early cancellation fee and relevant consequences.
(3). If the agreement needs to be ended for unexpected yet reasonable situations, both Parties can consulate until a new agreement is created.
    6. Responsibility for not following the agreement:
(1). Both Parties must follow the agreement, the party who does not follow will be responsible for the consequences.
(2). Party A has the right to end the agreement with no consequences, if Party B does not follow all parts of 4.(1).
(3). During the agreement, Party B must pay Party A all payments on the due dates. A 1% late fee will be added daily for any pass due amount. Party A has the right to end the agreement is any payment is not received within 2 months of the due date. Party B is responsible for any payment owed.
(4). Party B must return all equipments after the agreement is expired. A fee of 5000 RMB will be added daily for any un-returned equipment.
    7. Disagreement:
Both Parties must try to come to an agreement, if not, the People's Court of where the plaintiff is, has the right to make the decision on the new agreement.
    8. Additional written agreement can be added only with both Parties' signature.
9. The agreement is in effect after signed by both Parties. Three copies of the agreement shall be made, one for each Party, and one for the witness (Taizhou City Hailing Modern Agricultural Park Administrative Committee).